ARMOUR RESIDENTIAL REIT, Inc. Company Update 8/12/2020 ARMOUR seeks to create shareholder value through thoughtful investment and risk management that produces current yield and superior risk adjusted returns over the long term.  Our focus on residential real estate finance supports home ownership for a broad and diverse spectrum of Americans by bringing private capital into the mortgage markets.

PLEASE READ: Important Note Regarding Forward Looking Statements and Estimates 2 • Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward- looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. • This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements. • Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates. • Estimates do not reflect any costs of operation of ARMOUR. • THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS.

ARMOUR Overview 3 ARMOUR invests in and manages a leveraged portfolio of mortgage-related assets and U.S. government securities. 1 Stockholders' Equity and Liquidity • Stockholders' Equity at the end of Q2 2020 totaled $851 million, including the 7.00% Series C Cumulative Redeemable Preferred Stock ("Series C Preferred") with liquidation preference totaling $133 million. • As announced in our earnings call for Q2 2020, Book Value was estimated to be $11.24 per share as of July 21, 2020. • July 31, 2020 liquidity was $540 million, consisting of $163 million cash and $376 million unlevered securities. 2 Dividend Policy • ARMOUR pays dividends monthly. • The Company announced an August 2020 dividend of $0.10 per common share payable to shareholders of record August 17, 2020. • Since inception in November 2009, ARMOUR has paid out $1.6 billion in dividends.(1) 3 Shareholder Alignment • Returned $391 million through share repurchases and return of capital since May 2013. • Senior management has made open market purchases of $4.9 million of stock since 2016. • Managed preferred shares through repurchases, calls, and refinancing to maximize value in capital structure. 4 Transparency and Governance • Updated portfolio and liability details can be found monthly at www.armourreit.com. • Non-Executive Board Chairman and separate Lead Independent Director. 5 ARMOUR REIT Manager • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. (1) Includes both common and preferred stock dividends through July 2020. Information as of 07/31/2020

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ARMOUR Portfolio Composition

Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration
Agency ARMs & Hybrids	0.4%	$30.7	102.0%	103.1%	3.29/3.88	1.22
Agency Multifamily Ballooning in 120 Months or Less	17.5%	$1,253.4	102.4%	118.1%	3.69/4.59	7.21
Agency Fixed Rates Maturing Between 0 and 180 Months	15.1%	$1,083.3	105.2%	106.1%	2.77/3.44	3.33
Agency Fixed Rates Maturing Between 181 and 360 Months	38.4%	$2,753.2	106.1%	108.0%	3.55/4.18	2.71
Agency Portfolio	**71.5%**	**$5,120.6**	**105.0%**	**110.0%**	**3.42/4.12**	**3.93**
Agency 15Y TBA Long Positions	18.9%	$1,355.5	103.9%	104.3%	2.25/ N/A	1.87
Agency 30Y TBA Long Positions	8.8%	$629.5	104.6%	104.9%	2.50/ N/A	0.54
Net TBA Positions	**27.7%**	**$1,985.0**	**104.1%**	**104.5%**	**2.33/ N/A**	**1.45**
Credit Risk Portfolio	**0.8%**	**$55.6**	**93.3%**	**75.7%**	**2.95/3.63**	**N/A**
Total Portfolio	**100.0%**	**$7,161.1**	**104.6%**	**107.9%**	**3.11/3.84**	**3.22**

- Approximately 91% of ARMOUR's Agency portfolio positions (excluding TBA positions) benefit from favorable prepayment characteristics, including:
  - 24% have prepayment penalties (Agency Multifamily).
  - 54% have loan balances less than or equal to 225k.
  - 12% have loan-to-value ratios greater than 95%, FICO scores of less than 700 or seasoning of greater than 24 months.

The Company today announced the completion of the previously announced strategic transition of its investment portfolio to solely mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises ("GSEs"), Treasury securities, and cash. In the second quarter of 2020, the Company commenced the sales of the unguaranteed mortgage-backed securities in its legacy portfolio. The final remaining unguaranteed position was sold on August 11, 2020.

The Company also announced that it has current liquidity of $582 million, of which $104 million are short term receivables from the GSEs. Current book value per Common share is estimated to be $11.45 before considering the payment of the previously declared dividend of $0.10 per Common share payable on August 28, 2020 to shareholders of record as of August 17, 2020.

Information as of 07/31/2020. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

ARMOUR Hedging and Financing Composition 5 Interest Rate Swap Breakdown by Months to Maturity Interest Rate Swap Breakdown by Floating Rate Index 1,400 Total Swap Position is $4.7B with a weighted average maturity of 55 ) s n 1,200 months. o i l l i 1,000 m n 800 i ( l a 600 n n Secured Overnight o 400 i t Financing Rate: o N 200 47.1% Fed Funds: 52.9% 0 s s s s s s s s th th th th th th th th n n n n n n n n o o o o o o o o M M M M M M M M 2 4 6 8 0 2 4 0 1 2 3 4 6 7 8 2 - - - - - - - 1 0 3 5 7 9 1 3 - 1 2 3 4 6 7 9 0 1 ARMOUR is currently active with six swap counterparties. Repurchase Agreements Longest Principal Wtd. Avg. Wtd. Avg. Remaining Borrowed % of Repo Original Remaining Term in 6 Repo Counterparty (millions) Positions Term Days Days BUCKLER Securities LLC (1) $3,081 67% 26 22 83 All Other Counterparties (2) $1,523 33% 48 26 48 Total or Wtd. Avg. $4,604 100% 33 23 (1) Affiliated with ARMOUR. (2) ARMOUR is currently borrowing from 16 repo counterparties and ARMOUR has active MRAs with 32 counterparties. Information as of 07/31/2020. Some totals may not foot due to rounding.

ARMOUR's Agency Portfolio Constant Prepayment Rates ("CPR") 2 5 2 0 1 5 1 0 M o 5 n th ly P 0 o rt fo lio August 2019 C P R September 2019 Constant Prepayment Rate ("CPR") is the annualized equivalent of single monthly mortality ("SMM").Octob CPRer 2attempts019 to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. November 2019 December 2019 January 2020 February 2020 March 2020 6 April 2020 May 2020 June 2020 July 2020 August 2020

ARMOUR Net Interest Margin 7 Net Interest Margin Analysis thru Q2 2020 4 3 t n e c r 2 e P 1 0 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 1 1 1 1 1 1 1 1 1 1 2 0 1 2 3 4 5 6 7 8 9 0 Asset Yield Cost of Funds including Hedges Net Interest Margin

ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 armourreit.com 772-617-4340